UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42270	93-2749244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

852 Winter Street, Suite 250 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (857) 271-2954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 13, 2026, Zenas BioPharma, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K and the exhibit furnished under Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christy J. Oliger

Upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”), on August 12, 2026, the Board appointed Christy J. Oliger to serve on the Board as a Class II director to hold office until the Company’s annual meeting of stockholders in 2029 and until her successor is duly elected and qualified, or her earlier death, resignation or removal, with such appointment to be effective as of September 1, 2026 (the “Appointment Date”). The Board determined that Ms. Oliger is independent under the applicable listing standards of the Nasdaq Global Select Market. In connection with this appointment, the Board increased the authorized size of the Board by one, effective as of the Appointment Date. Effective on the Appointment Date, Ms. Oliger will serve as a member of the Nominating and Corporate Governance Committee of the Board and the Science and Technology Committee of the Board, to serve in accordance with the respective Committee’s charters and until her earlier resignation or removal.

As a non-employee director, Ms. Oliger will receive compensation, including an initial award of a non-qualified stock option to purchase 37,000 shares of the Company’s common stock, to be granted on the Appointment Date, and cash compensation for her Board and committee service, in accordance with the Company’s Non-Employee Director Compensation Policy (as amended January 1, 2026), a copy of which was previously filed with the SEC as Exhibit 10.19 to the Company’s Annual Report on Form 10-K on March 16, 2026.

Ms. Oliger is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Ms. Oliger and any other persons pursuant to which she was selected as a director. In addition, Ms. Oliger has entered into an indemnification agreement with the Company consistent with the Company’s form of indemnification agreement, a copy of which was previously filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 on September 6, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on August 13, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENAS BIOPHARMA, INC.

By:	/s/ Jennifer Fox
	Name:	Jennifer Fox
	Title:	Chief Business Officer and Chief Financial Officer

Date: August 13, 2026